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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-33281, No. 33-40564, No. 33-40563, No. 33-63411, No. 333-05869,
No. 333-48683, No. 333-67269, No. 333-75547, No. 333-75549, No. 33-64123, No.
333-36476, No. 333-44546, No. 333-54022, No. 333-73388, No. 333-100860 and No.
333-100858) and on Form S-3 (No. 33-42272, No. 33-63409, No. 333-47301, No.
333-36474 and No. 33-64213) of BMC Software, Inc. of our report dated January 18, 2001, with respect to the consolidated financial statements of Remedy Corporation as of December 31, 2000 and 1999 and for each of the two years in the period ended December 31, 2000 included in the Current Report on Form 8-K/A of BMC Software, Inc. dated November 20, 2002, to be filed with the Securities and Exchange Commission on August 1, 2003.

                                    /s/ Ernst & Young LLP

San Francisco, California
July 30, 2003